                                                                   EXHIBIT 10.47

                          WAIVER AND FIFTH AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT

         This Waiver and Fifth Amendment to Amended and Restated Loan Agreement is entered into effective April 12, 2004, and is executed in connection with that certain Amended and Restated Loan Agreement effective as of December 20, 2002 (as the same has been and may be further amended, restated, modified or supplemented from time to time, the "Loan Agreement") among Torch Offshore, Inc. ("Borrower") and Regions Bank ("Bank").

         WHEREAS, Borrower and Bank desire to further amend the Loan Agreement.

         NOW THEREFORE, for good and adequate consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Unless otherwise defined or indicated herein, capitalized terms used herein shall have the meanings attributed to them in the Loan Agreement. As used herein, "Credit Agreement" shall mean that certain Credit Agreement by and among Torch Offshore, Inc., Regions Bank, as Agent, and Regions Bank and Export Development Canada, as Lenders, dated April 23, 2003, as it has been and may further be amended, restated, supplemented or replaced from time to time.

         2. (a) The Acquisition Line of Credit is hereby terminated, (b) Bank shall not have any obligation to make any Acquisition Line of Credit Loan or to issue any Acquisition Line of Credit Letter of Credit, and (c) Bank shall not be obligated to extend credit to Borrower or to issue any letter of credit for the account of Borrower or any Subsidiary under the Loan Agreement, except as may be expressly set forth in Sections 2.01(a) and 4.01(a) of the Loan Agreement.

         3. The definitions of "Consolidated Current Ratio", "Consolidated Net Income" and "Permitted Liens" in Section 1.01 of the Loan Agreement are hereby amended and restated to read as follows:

                  "Consolidated Current Ratio" shall mean:

                  (a) For each fiscal quarter ending on or prior to March 31, 2005, as of any date for which it is being determined, the ratio of (i) current assets of Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, to (ii) current liabilities of Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP but excluding from current liabilities the current portion of long term debt; provided that, for purposes of determining the Consolidated Current Ratio, (A) during the Line of Credit Period (as defined in the Credit Agreement), the principal amount of the Receivables Line of Credit Loans outstanding on such date shall be classified as a long term liability, (B) any portion of the deposit described in subparagraph (f) of the definition of "Permitted Liens" outstanding on such date will be classified as a current asset, (C) the tax allowance of $1,329,563.00 plus or minus the additional deferred tax asset generated or utilized based upon 2004 operating results will be classified as a current asset to the extent that such allowance remains on the books of Borrower and its Subsidiaries as of such date, and (D) until December 31, 2004, the receivable due from Newfield Exploration Company of $1,347,904.00 on the books of Borrower and its Subsidiaries as of December 31, 2003, will be classified as a current asset to the extent that, as of such date (of determination), such receivable remains on the books of Borrower and its Subsidiaries and Borrower and its Subsidiaries have a reasonable chance of collecting same; and

                  (b) For each fiscal quarter ending after March 31, 2005, as of any date for which its is being determined, the ratio of (a) current assets of Borrower and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, to (b) current liabilities of Borrower and its Subsidiaries as of such date as determined on a consolidated basis in accordance with GAAP.

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                  "Consolidated Net Income" shall mean:

                  (a) For each fiscal quarter ending on or prior to September 30, 2004, for the period in question, the after-tax net income or loss of Borrower and its Subsidiaries during such period, but excluding in any event the following to the extent included in the computation of net income: (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets including the tax allowance of $1,329,593.00 incurred in the fiscal quarter ending December 31, 2003; (ii) any equity of Borrower or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary and is accounted for on the equity method; (iii) gains or losses from the acquisition or disposition of Investments; (iv) gains from the retirement or extinguishment of any Indebtedness except the $884,517.00 gain on the extinguishment of debt incurred in the fiscal quarter ending December 31, 2003; (v) gains on collections from insurance policies or settlements (net of premiums paid or other expenses incurred with respect to such gains during the fiscal period in which the gain occurs, to the extent such premiums or other expenses are not already reflected in Consolidated Net Income for such period); (vi) any gains or losses during such period from any change in accounting principles, from any discontinued operations, or the disposition thereof or from any prior period adjustments, including any losses from the costs incurred for the establishment, operation and disposition of the Torch Offshore de Mexico incurred during the fiscal year 2003 to be treated in its entirety as a cost incurred in the fiscal quarter ending December 31, 2003; (vii) any extraordinary gains or losses; and (viii) any losses resulting from the following described allowance, expenses or write offs: (A) allowance (or reserve) made in the fiscal quarter ending on December 31, 2003, in the aggregate amount of $1,365,802.00 against receivable(s) due from Stolt Offshore, Inc.;
                           (B) write off of receivable(s) due from Newfield Exploration Company in the aggregate amount of $1,347,904.00 made in the fiscal quarter ending on December 31, 2003; (C) write off of receivable(s) due from BP America in the aggregate amount of amount of $247,868.00 made in the fiscal quarter ending on December 31, 2003; (D) write off of receivable(s) due from Tarpon Operating and Development in the amount of $325,000.00 to be treated as made in the fiscal quarter ending on December 31, 2003; and (E) the legal costs and operating costs incurred on the vessel MIDNIGHT HUNTER aggregating $3,070,967.00 to be treated as incurred in the fiscal quarter ending on December 31, 2003; and

                  (b) For each fiscal quarter ending after September 30, 2004, for the period in question, the after-tax net income or loss of Borrower and its Subsidiaries during such period, but excluding in any event the following to the extent included in the computation of net income: (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets; (ii) any equity of Borrower or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary and is accounted for on the equity method; (iii) gains or losses from the acquisition or disposition of Investments; (iv) gains from the retirement or extinguishment of any Indebtedness; (v) gains on collections from insurance policies or settlements (net of premiums paid or other expenses incurred with respect to such gains during the fiscal period in which the gain occurs, to the extent such premiums or other expenses are not already reflected in Consolidated Net Income for such period); (vi) any gains or losses during such period from any change in accounting principles, from any discontinued operations or the disposition thereof or from any prior period adjustments; and (vii) any extraordinary gains or losses; all determined on a consolidated basis in accordance with GAAP.

                  "Permitted Liens" shall mean any of the following: (a) Liens for property taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required by Section 5.02(d); (b) (i) deposits to secure the performance of bids, tenders, trade contracts or leases (other than capitalized leases) or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory or other Property and (ii) Liens (other than any Liens imposed by ERISA (as defined in the Credit Agreement))


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         arising in the ordinary course of business or incidental to the ownership of Properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, carrier's, mechanic's, materialmen's, repairmen's, vendor's, warehousemen's and attorneys' liens and statutory landlords' liens); provided in each case that payment thereof is not at the time required by Section 5.02(d) or 5.02(e); (c) Survey exceptions, issues with regard to the merchantability of title, easements or reservations, or rights of others for rights-of-way, servitudes, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which could not reasonably be expected to have a Material Adverse Effect; (d) Liens on Properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 5.03(n)(v); (e) Liens on the vessel MIDNIGHT WRANGLER (and any equipment located thereon) securing Indebtedness permitted by Section 5.03(n)(xi); (f) Liens on the vessel MIDNIGHT EAGLE (and any equipment located thereon) and on a $1,250,000.00 deposit securing Indebtedness permitted by Section 5.03(n)(xii); (g) leases of or purchase money security interests against specific equipment securing Indebtedness permitted by Section 5.03(n)(xiii); (h) Liens on the MIDNIGHT GATOR (and any equipment located thereon) or the MIDNIGHT RUNNER (and any equipment located thereon) securing Indebtedness permitted by Section 5.03(n)(xiii); and (i) Liens created under the Loan Documents or the Transaction Documents (as defined in the Credit Agreement).

         4. Section 3.08 of the Loan Agreement is amended and restated to read as follows:

                  3.08 ORIGINATION FEE. Borrower shall pay to Bank an origination fee (the "Origination Fee") on the date hereof and on each anniversary date of this Agreement equal to: (i) the rate per annum set forth in the column labeled "Origination Fee" in the definition of "Applicable Margin" that corresponds to Borrower's Consolidated Leverage Ratio as of the end of the immediately preceding fiscal quarter multiplied by (ii) $15,000,000.00. Any commitment fee collected by Bank in connection the previously existing $10,000,000.00 credit facility evidenced by letter agreement dated July 1, 2002, will be credited against the initial Origination Fee.

         5. Bank hereby waives compliance by Borrower with the minimum Consolidated Current Ratio covenant contained in Section 5.02(k)(i) of the Loan Agreement for the fiscal quarter ending on December 31, 2003. Borrower acknowledges and agrees that this waiver of compliance with the financial covenant contained in Section 5.02(k)(i) of the Loan Agreement shall apply only to the fiscal quarter ending on December 31, 2003 and shall not constitute a waiver of compliance for any other fiscal quarter.

         6. Bank hereby waives compliance by Borrower with the minimum Consolidated Debt Service Coverage Ratio covenant contained in Section 5.02(k)(ii) of the Loan Agreement for the fiscal quarter ending on December 31, 2003. Borrower acknowledges and agrees that this waiver of compliance with the financial covenant contained in Section 5.02(k)(ii) of the Loan Agreement shall apply only to the fiscal quarter ending on December 31, 2003 and shall not constitute a waiver of compliance for any other fiscal quarter.

         7. Section 5.02(k)(i) of the Loan Agreement is amended and restated to read as follows:

                  (i) Borrower will have and maintain, as of the end of each fiscal quarter, a Consolidated Current Ratio of at least:

                          Periods Ending                                      Ratio
                          --------------                                      -----
                          On or before March 31, 2005                           .70
                          After March 31, 2005                                 1.00.

         8. The Loan Agreement is hereby amended to add the following as Section 5.03(n) thereof:

         (n) LIMITATION ON INDEBTEDNESS. Borrower will not, and it will not cause or permit any of its Subsidiaries to, incur or be obligated on any Indebtedness other than: (i) the Secured Obligations; (ii) Indebtedness relating to employee benefit plans; (iii) Indebtedness described in clause (a) or (b) of the defined term Restricted Investment; (iv) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in


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


         accordance with the provisions of Section 5.02(d) or Section 5.02(e);
         (v) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal and for which adequate provision as determined in accordance with GAAP has been made so long as execution is not levied thereunder and in respect of which Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and a suspensive appeal bond in the full amount of such judgment or award shall have been obtained by Borrower or such Subsidiary with respect thereto; (vi) current liabilities of Borrower or any Subsidiary incurred in the ordinary course of business not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services; (vii) endorsements for collection, deposits or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;
         (viii) Indebtedness in respect of performance, surety or appeal bonds obtained in the ordinary course of Borrower's or any Subsidiary's business; (ix) Indebtedness for any permitted declared and unpaid distributions on Borrower's stock; (x) indebtedness under any Interest Rate Protection Agreements (as defined in the Credit Agreement) consented to by Bank; (xi) Indebtedness relating to the MIDNIGHT WRANGLER in a principal amount not exceeding $15,000,000.00 in the aggregate at any one time outstanding; (xii) Indebtedness relating to the MIDNIGHT EAGLE in a principal amount not exceeding $12,000,000.00 in the aggregate at any one time outstanding; (xiii) other Indebtedness in a principal amount not to exceed $8,00,000.00 in the aggregate at any one time outstanding; (xiv) Indebtedness under the Credit Agreement; (xv) the guaranty by Borrower of the obligations of Torch Express, L.L.C. under any Conversion Contract (as defined in the Credit Agreement);(xvi) guarantees by Borrower of the performance of contracts by Subsidiaries entered into in the ordinary course of business and
         (xvii) any Subordinate Indebtedness (as defined in the Credit
         Agreement).

         9. In connection with the foregoing and only in connection with the foregoing, the Loan Agreement is hereby amended, but in all other respects all of the terms, conditions and provisions of the Loan Agreement remain unaffected. All security agreements, financing statements, mortgages, pledges, continuing guaranties and other security documents in favor of Bank shall remain in full force and effect.

         10. Except as may be specifically set forth herein, this Waiver and Fifth Amendment to Amended and Restated Loan Agreement shall not constitute a waiver of any Default(s) under the Loan Agreement or any documents executed in connection therewith, all rights and remedies of Bank being preserved and maintained.

         11. This Waiver and Fifth Amendment to Amended and Restated Loan Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                      TORCH OFFSHORE, INC.


                                      By:
                                               ---------------------------------
                                               Robert E. Fulton
                                      Its:     Chief Financial Officer
                                               401 Whitney Avenue, Suite 400
                                               Gretna, Louisiana 70056
                                               Telecopier: (504) 367-7075

                                      REGIONS BANK


                                      By:
                                               ---------------------------------
                                               Jorge E. Goris
                                      Its:     Senior Vice President
                                               301 St. Charles Avenue
                                               New Orleans, LA 70130
                                               Telecopier: (504) 584-2165



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